CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Numbers 333-33077, 33-83902, 333-02685, 333-36121,
333-33073, 33-51202, 33-83904, 33-69870, 3-41591, 33-4468, 33-41592, and
333-33075.


New York, New York                                     ARTHUR ANDERSEN LLP
March 23, 1998